FINANCIAL ASSET SECURITIES CORP.
Newcastle Mortgage Securities Trust 2006-1
Asset-Backed Notes, Series 2006-1

UNDERWRITING AGREEMENT

April 4, 2006

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

The Notes will be issued by Newcastle Mortgage Securities Trust 2006-1 (the “Issuer”) pursuant to the Indenture, dated as of April 6, 2006 (the “Indenture”), between the Issuer and JPMorgan Chase Bank, N.A. (“JPMorgan”), as indenture trustee (in such capacity, the “Indenture Trustee”). The Issuer is a Delaware statutory trust created pursuant to a Trust Agreement, as amended and restated as of April 6, 2006 (collectively, the “Trust Agreement”), between Financial Asset Securities Corp., as depositor (the “Company” or the “Depositor”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

The Notes are issued in the following classes: (i) Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Class A Notes” ) and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes (collectively, the “Mezzanine Notes”). The Company proposes to sell the Class A Notes and the Mezzanine Notes (other than the Class M-9, Class M-10 and Class M-11 Notes), (collectively, the “Underwritten Notes”) to Greenwich Capital Markets, Inc. (“GCM” or the “Underwriter”).

The assets of the Issuer that will be pledged to secure payment of the Notes consist primarily of a segregated pool consisting of fixed rate and adjustable rate, residential mortgage loans (the “Mortgage Loans”) secured by first and second liens on residential dwellings. Each Mortgage Loan provides for an original term to maturity of not greater than 30 years. The Mortgage Loans will be acquired (i) by the Company from NIC WL LLC (the “Seller”), pursuant to the Assignment and Recognition Agreement among the Seller, Centex Home Equity Company, LLC (the “Originator”) and the Company (the “Assignment Agreement”) and (ii) by the Issuer from the Company pursuant to the Sale and Servicing Agreement, dated as of April 6, 2006 (the “Sale and Servicing Agreement”), among the Company, the Indenture Trustee, the Issuer and Centex Home Equity Company, LLC, as servicer (in such capacity, the “Servicer”). The Mortgage Loans will be serviced pursuant to the Sale and Servicing Agreement. The Notes are described more fully in Schedule I hereto and are more fully discussed in a registration statement which the Company has furnished to you. This is to confirm the arrangements with respect to your purchase of the Underwritten Notes.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

1.  Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that, as of the date hereof and as of the Closing Date:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective on the date set forth in Schedule I hereto and copies of which have heretofore been delivered to the Underwriter. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with the Underwriter’s consent, pursuant to Rule 424 under the 1933 Act, a supplement to the form of prospectus included in such registration statement relating to the Underwritten Notes and the plan of distribution thereof, and has previously advised the Underwriter of all further information (financial and other) with respect to the Underwritten Notes and the Mortgage Loans to be set forth therein. Such registration statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.” The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the 1933 Act a final prospectus dated April 4, 2006 (the “Base Prospectus”) and a final prospectus supplement dated April 4, 2006 relating to the Notes (the “Prospectus Supplement”). The Company also proposes to prepare and file with the Commission pursuant to Rule 433 of the 1933 Act a free writing prospectus, dated April 3, 2006, relating to the Notes (the “Pricing Free Writing Prospectus”). The Base Prospectus and the Prospectus Supplement relating to the Notes in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Pricing Free Writing Prospectus and the Final Prospectus is referred to herein as a “Prospectus.”

(b)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Free Writing Prospectus, as amended or supplemented as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, comply and will comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Free Writing Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (a) information omitted from the Free Writing Prospectus but included in the Final Prospectus or (b) information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter through the Representative expressly for use therein, as specified on Exhibit A hereto (the “Underwriter’s Information”) and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriter’s Information. It is understood and acknowledged that the only information furnished to the Company in writing by the Underwriter is the Underwriter's Information (as defined in Section 7(b) herein).

(c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Assignment Agreement.

(d)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Notes for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(e)  As of the date hereof, the Depositor is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(f)  This Agreement has been duly authorized, executed and delivered by the Company.

(g)  Each of the Trust Agreement, the Sale and Servicing Agreement and the Assignment Agreement (collectively, the “Other Agreements”), when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company; and each of the Other Agreements and this Agreement, when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the Assignment Agreement, limitations of public policy under applicable securities laws.

(h)  As of the Closing Date, the Underwritten Notes will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Sale and Servicing Agreement and delivered to the Underwriter for the account of the Underwriter against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Sale and Servicing Agreement. The Underwritten Notes, will not be “mortgage related securities,” as such term is defined in the singular in the Securities Exchange Act of 1934, as amended (the “1934 Act”) and as such term is defined in the singular in the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

(i)  As of the Cut-off Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Pricing Free Writing Prospectus and the Final Prospectus and will conform to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

(j)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. None of (i) the issuance and sale of the Underwritten Notes, (ii) the execution and delivery by the Company of this Agreement and the Other Agreements, (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

(k)  There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the Notes or (iv) seeking to affect adversely the federal income tax attributes of the Notes as described in the Final Prospectus.

(l)  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Notes have been or will be paid on or prior to the Closing Date.

(m)   Immediately prior to the assignment of the Mortgage Loans to the Issuer as contemplated by the Sale and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) had not assigned to any Person any of its right, title or interest in and to such Mortgage Loans or in the Sale and Servicing Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Issuer, and upon the execution and delivery of the Sale and Servicing Agreement by the Issuer, the Issuer will have acquired all of the Company’s right, title and interest in and to the Mortgage Loans.

(n)  Neither the Company nor the Issuer is, and neither the issuance and sale of the Notes nor the activities of the Issuer pursuant to the Sale and Servicing Agreement will cause the Company or the Issuer to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)  At the Closing Date, the Underwritten Notes will conform in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus..

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Underwritten Notes to the Underwriter, and the Underwriter agrees (except as set forth in Section 8 hereof) to purchase, from the Company, the aggregate principal amount (or notional amount, as applicable) of the Underwritten Notes set forth opposite its name in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable).

3.  Delivery and Payment. Delivery of and payment for the Underwritten Notes shall be made at the offices of Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281 at 10:00 a.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriter shall designate), which date and time may be changed by agreement between the Underwriter and the Company or as provided herein (such date and time of delivery and payment for the Underwritten Notes being herein called the “Closing Date”). Delivery of the Underwritten Notes shall be made to the Underwriter, against payment by the Underwriter of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriter. The Underwritten Notes to be so delivered shall be in book entry form, in each case, unless otherwise agreed, in such denominations and registered in such names as the Underwriter may have requested in writing not less than two full business days in advance of the Closing Date.

The Company agrees to have the Underwritten Notes available for inspection, checking and packaging by the Underwriter in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

4.  Offering of the Underwritten Notes. It is understood that ,subject to the terms and conditions hereof, the Underwriter proposes to offer the Underwritten Notes for sale to the public as set forth in the Final Prospectus.

5.  Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a)  The Company will prepare the Pricing Free Writing Prospectus and the Final Prospectus setting forth the amount of Underwritten Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Underwritten Notes, and such other information as the Underwriter and the Company may deem appropriate in connection with the offering of such Underwritten Notes. The Company promptly will advise the Underwriter or the Underwriter’s counsel (i) when the Pricing Free Writing Prospectus or the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 433 or Rule 424, as applicable, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Notes for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Pricing Free Writing Prospectus or the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause the Pricing Free Writing Prospectus and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 433 and Rule 424 under the 1933 Act, as applicable or will cause the Pricing Free Writing Prospectus and the Final Prospectus to be filed with the Commission pursuant to said Rule 433 and Rule 424, as applicable.

(b)  If, at any time when a prospectus relating to the Underwritten Notes is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary in the judgment of the Company or the Underwriter to amend or supplement the Final Prospectus or the Registration Statement to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible. Neither the Underwriter’s consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c)  The Company will furnish to the Underwriter and the Underwriter’s counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by the Underwriter may be required by the 1933 Act, as many copies of the Final Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(d)  [Reserved].

(e)  The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Notes for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(f)  [Reserved].

(g)  The Company will enter into the Other Agreements on or prior to the Closing Date.

(h)  The Company will file with the Commission within fifteen days after the issuance of the Underwritten Notes a current report on Form 8-K setting forth specific information concerning the Underwritten Notes and the Mortgage Loans to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below) as the Company is required under the rules and regulations therunder to file, and to do so within the applicable period of time prescribed by the rules and regulations.

(i)  The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. In addition, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. The Company has been advised that the Underwriter and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

(j)  The Company will, to the extent that the Underwriter has complied with the terms of Section 5 (below), file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below), as the Company is required under the rules and regulations to file, and do so within the applicable period of time prescribed by the rules and regulations.

6.  Covenants of the Underwriter. The Underwriter covenants and agrees with the Company that:

(a)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (as defined herein).

(b)  In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations, including, but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(c)  It has not disseminated and will not disseminate any information relating to the Underwritten Notes in reliance on Rule 167 or 426 under the Securities Act.

(d)  It has not disseminated and will not disseminate any information relating to the Underwritten Notes in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(e)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend prohibited under this Agreement.

(f)  Prior to entering into any Contract of Sale, the Underwriter shall convey the Pricing Free Writing Prospectus to each prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations.

(g)  On or before the Closing Date, the Underwriter shall execute and deliver to Thacher Proffitt & Wood llp a copy of the original issue discount pricing letter provided to the Representative by Thacher Proffitt & Wood llp.

(h)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time:

(i)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)  to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(i)  Each confirmation of sale with respect to Underwritten Notes delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173:

Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling [ ].

7.  Offering Procedures. (a) The following terms have the specified meanings for purposes of this Agreement:

(i)  “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii)  “Derived Information” means any information regarding the Underwritten Notes, other than the Issuer Information, disseminated by any Underwriter to a potential investor.

(iii)  “Free Writing Prospectus” means the Preliminary Term Sheet, the Pricing Free Writing Prospectus and any other information relating to the Offered Certificates disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv)  “Issuer Information” means the information contained in pages 1 through 22 of the Preliminary Term Sheet.

(v)  “Preliminary Term Sheet” means the preliminary term sheet dated March 31, 2006 attached hereto as Exhibit B.

(b)  Neither the Company nor the Underwriter will disseminate to any potential investor any information relating to the Underwritten Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriter, Derived Information, unless (i) if the Underwriter seeks to disseminate such information, such Underwriter or the Representative has obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of the Representative.

The Underwriter may convey Derived Information (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Derived Information shall not be “broadly disseminated” and (y) to an investor after a Contract of Sale provided that the Underwriter has complied with Section 6(f) in connection with such Contract of Sale. The Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

Neither the Company nor the Underwriter shall disseminate or file with the Commission any information relating to the Underwritten Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Company or the Underwriter disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit C-1 hereto, and may bear the applicable legends specified in Exhibit C-2 hereto. A Free Writing Prospectus shall not include any legend of a type specified in Exhibit C-3 hereto.

8.  Conditions to the Purchase of the Underwritten Notes. The obligations of the Underwriter hereunder to purchase the Underwritten Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; the Pricing Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the 1933 Act and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)  The Company shall have delivered to the Underwriter a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, a negative assurance letter of Underwriter’s Counsel, with respect to each Prospectus.

(d)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, a negative assurance letter of Thacher Proffitt & Wood llp, counsel to the Company, with respect to each Prospectus.

(e)  The Underwriter shall have received from Thacher Proffitt & Wood llp and counsel for the Company, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)  The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement and the Final Prospectus, as of their effective or issue dates (in each case other than the documents incorporated therein by reference and the numerical, financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder;

(ii)  To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(iii)  This Agreement has been duly authorized, executed and delivered by the Company;

(iv)  Each of the Trust Agreement, the Sale and Servicing Agreement and the Assignment Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

(v)  The statements in the Base Prospectus under the headings “Material Federal Income Tax Consequences” and “ERISA Considerations,” the statements in the Free Writing Prospectus and the Prospectus Supplement under the headings “Summary Of Terms—Tax Status,” “—Considerations for Benefit Plan Investors,” “Federal Income Tax Consequences” and “Considerations for Benefit Plan Investors” to the extent that they constitute matters of federal law or legal conclusions with respect thereto are correct in all material respects with respect to those consequences or aspects that are discussed;

(vi)  The direction by the Company to the Indenture Trustee to execute, authenticate and deliver the Underwritten Notes has been duly authorized by the Company, and the Underwritten Notes, when executed and authenticated in the manner contemplated in the Sale and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Sale and Servicing Agreement;

(vii)  The Underwritten Notes and the Indenture conform to the descriptions thereof contained in the Final Prospectus; and

(viii)  The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust Fund is required to be registered under the Investment Company Act.

In addition, such counsel shall state that nothing has come to its attention which has led it to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Final Prospectus as of the date of the Final Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to (a) financial statements, schedules, tables and other financial or statistical data included or incorporated by reference in or omitted from the Final Prospectus or (b) the information in the Free Writing Prospectus and the Prospectus Supplement under the headings “The Mortgage Pool,” “The Sponsor” and “The Servicer.”

(f)  The Underwriter shall have received from the in-house counsel to the Company or an affiliate of the Company, a favorable opinion, dated the Closing Date, to the effect that:

(i)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Other Agreements;

(iii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Underwritten Notes and except any recordation of the assignments of the Mortgage Loans to the Indenture Trustee pursuant to the Sale and Servicing Agreement that have not yet been completed; and

(iv)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and none of (A) the issuance and sale of the Underwritten Notes, (B) the execution or delivery of or performance under this Agreement or the Other Agreements, and (C) the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates.

(g)  [Reserved];

(h)  The Underwriter shall have received from in-house counsel to the Seller, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)  The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting such Seller before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Seller to carry out the transactions contemplated in this Agreement and the Other Agreements;

(iii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein;

(iv)  The Seller is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Seller, and neither (A) the execution or delivery of or performance under this Agreement and the Other Agreements nor (B) the consummation of any other of the transactions contemplated therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Seller, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound, or any state or federal statute or regulation applicable to the Seller or any of its affiliates or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its affiliates; and

(i)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter, letters prepared by Deloitte & Touche LLP, certified public accountants, (a) regarding certain numerical information contained or incorporated by reference in the Pricing Free Writing Prospectus and the Final Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriter relating to the Mortgage Loans.

(j)  The Underwriter shall have received from each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”; together with S&P, the “Rating Agencies”) a rating letter assigning to the Underwritten Notes the ratings indicated on Schedule I hereto, none of which ratings shall have been withdrawn.

(k)  The Underwriter shall have received from counsel for the Indenture Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriter and the Underwriter’s counsel, to the effect that the Sale and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid, binding and enforceable agreement of the Indenture Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriter and the Indenture Trustee.

(l)  [Reserved]

(m)   The Underwriter shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.

(n)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, and the Underwriter and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.

(o)  If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and the Underwriter’s counsel, this Agreement and all the obligations of the Underwriter hereunder may be canceled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

9.  Indemnification and Contribution. The Company agrees with the Underwriter that:

(a)  The Company indemnifies and holds harmless the Underwriter, the Underwriter’s officers and directors, and each Person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Base Prospectus, the Pricing Free Writing Prospectus, the Final Prospectus or in any amendment or supplement to any of them, or the Issuer Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse for any legal or other expenses reasonably incurred by the Underwriter, the Underwriter’s respective officers and directors and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) under the heading “Yield, Prepayment and Maturity Considerations—Weighted Average Lives,” the tables regarding assumed mortgage loan characteristics and the tables entitled “Percent of Original Note Balance Outstanding” (collectively, the “Excluded Information”); (y) in reliance upon and in conformity with any Underwriter’s Information or (z) in any Derived Information in any Free Writing Prospectus, except in the case of clause (x) or (z) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information in the Pricing Free Writing Prospectus or the Final Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller or the Company, as applicable, to the Underwriter for use in the preparation of any Excluded Information in any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriter of corrected written or electronic information, or for which the Company did not provide timely written notice of such error to the Underwriter (any such uncorrected Pool information, a “Pool Error”); and, provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Pricing Free Writing Prospectus information included in the Final Prospectus.

(b)  The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only if any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter’s Information of the Underwriter except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information. This indemnity will be in addition to any liability that the Underwriter may otherwise have. The Company and the Underwriter each acknowledge that (i) the term Underwriter’s Information shall mean the last paragraph on the cover page of the Prospectus Supplement and the first paragraph (including the table following such paragraph) and the first sentence of the second paragraph under the heading “Method of Distribution” in the Prospectus Supplement and (ii) Underwriter’s Information constitutes the only information furnished in writing by the Underwriter for inclusion in the documents referred to in the foregoing indemnity, and the Underwriter confirms that its Underwriter’s Information is correct.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party or there is a conflict or potential conflict between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel, approved by the Underwriter in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and (b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in section 9(a) or (b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Underwritten Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Underwriter shall be equal to its aggregate discount and underwriting commissions with respect to the Underwritten Notes purchased by it as set forth on Schedule I hereto, and the relative benefits of the Company shall be equal to the balance of the proceeds of the sale of the Underwritten Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total amount of underwriting discounts and commissions received by the Underwriter with respect to the related Underwritten Notes (which amounts are set forth in Schedule I hereto) exceeds the amount of damages which the Underwriter would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, a Person, if any, that controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Underwriter and each director of the Underwriter and each officer of the Underwriter shall have the same rights to contribution as the Underwriter, and each Person, if any, that controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10.  Termination. (a) This Agreement shall be subject to termination in the Underwriter’s absolute discretion, by notice given to the Company prior to delivery of and payment for the Underwritten Notes, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange or the over the counter market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in either Underwriter’s reasonable judgment, impracticable to market the Underwritten Notes on the terms specified herein or (iv) if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled.

(b)  If the sale of the Underwritten Notes shall not be consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of the Underwriter, the Company shall reimburse the Underwriter for the reasonable fees and expenses of the Underwriter’s counsel and for such other out-of-pocket expenses as shall have been incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Underwritten Notes, and upon demand the Company shall pay the full amount thereof to the Underwriter.

(c)  This Agreement will survive delivery of and payment for the Underwritten Notes. The provisions of Section 7 and this Section 8(c) shall survive the termination or cancellation of this Agreement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriter or any persons controlling it.

11.  [Reserved.]

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to GCM, will be mailed, delivered or transmitted by facsimile and confirmed to Greenwich Capital Markets, Inc. at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department; if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department.

13.  No Advisory or Fiduciary Responsibility. Each of the Company and the Originator acknowledges and agrees that: (i) the purchase and sale of the Underwritten Notes pursuant to this Agreement, including the determination of the public offering price of the Underwritten Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Originator, on the one hand, and the Underwriter, on the other hand, and the Company and the Originator are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Originator or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company and the Originator with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company and the Originator on other matters) or any other obligation to the Company and the Originator except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Originator and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Originator have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Originator and the Underwriter, or any of them, with respect to the subject matter hereof. The Company and the Originator hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Originator may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

14.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7, and their successors and assigns, and no other Person will have any right or obligation hereunder except that the representations, warranties, indemnities and agreements contained in this Agreement also shall be deemed to be for the benefit of the Person or Persons, if any, who control the Underwriter within the meaning of the 1933 Act and for the benefit of the Underwriter’s officers and directors.

15.  Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

16.  Minimum Investment Amounts. The Underwriter shall only sell the Notes to initial investors in minimum total investment amounts of $100,000.

[Signature page follows]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and the Underwriter’s acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,

FINANCIAL ASSET SECURITIES CORP.

By:  /s/ Patrick Leo
Name: Patrick Leo
Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

GREENWICH CAPITAL MARKETS, INC.

By:  /s/ Patrick Leo
Name:       Patrick Leo
Title:         Vice President

SCHEDULE I

Underwriting Agreement dated April 4, 2006.

As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-127352 which was declared effective on September 1, 2005.

Closing Date: April 6, 2006.

Approximate Preliminary Pool Balance: $1,504,736,203.22 of Mortgage Loans.

Cut-Off Date: March 1, 2006.

Title and Description of Underwritten Notes:

Newcastle Mortgage Securities Trust 2006-1 Asset-Backed Notes, Series 2006-1, Classes designated on the following page:

				Initial Note Ratings
Class	Class Principal Balance	Purchase Price Percentage	Pass-Through Rate	Moody’s	S&P
A-1	$687,997,000	99.75000%	Variable Pass-Through Rate	Aaa	AAA
A-2	$113,911,000	99.75000%	Variable Pass-Through Rate	Aaa	AAA
A-3	$261,774,000	99.75000%	Variable Pass-Through Rate	Aaa	AAA
A-4	$116,279,000	99.75000%	Variable Pass-Through Rate	Aaa	AAA
M-1	$51,074,000	99.75000%	Variable Pass-Through Rate	Aa1	AA+
M-2	$47,319,000	99.75000%	Variable Pass-Through Rate	Aa2	AA+
M-3	$29,293,000	99.75000%	Variable Pass-Through Rate	Aa3	AA
M-4	$24,035,000	99.75000%	Variable Pass-Through Rate	A1	AA
M-5	$23,284,000	99.75000%	Variable Pass-Through Rate	A2	AA-
M-6	$21,782,000	99.75000%	Variable Pass-Through Rate	A3	A+
M-7	$21,031,000	99.75000%	Variable Pass-Through Rate	Baa1	A
M-8	$18,026,000	99.75000%	Variable Pass-Through Rate	Baa2	A-

EXHIBIT A

UNDERWRITER’S INFORMATION

on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, the Issuer and the Depositor, which opinion will not be at the expense of the Trust, the Issuer, the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Issuer, the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the Indenture.

Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Class A Notes and the Mezzanine Notes, other than the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes (the “Underwritten Notes”).

Distribution of the Underwritten Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Notes, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $1,416,452,000. The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Underwritten Notes and the amount it receives from the sale of the Underwritten Notes to the public. In connection with the purchase and sale of the Underwritten Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it proposes initially to offer the Underwritten Notes of each class to the public in Europe and the United States.

Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriter that it intends to make a market in the Underwritten Notes but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

EXHIBIT B

PRELIMINARY TERM SHEET

Available upon request

EXHIBIT C-1

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

The following additional legends must appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

The following additional legends must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

The following additional legends must appear on each Free Writing Prospectus that includes Derived Information:

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

EXHIBIT C-2

The following additional legends may appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto, and any final term sheet:

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Please click here for a copy of the base prospectus applicable to this offering. [insert link direct to base as posted on a website, or link to an embedded pdf copy of the base prospectus]

The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials. To indicate your interest in purchasing the class you must affirmatively communicate to us your desire to do so within _____ days after receipt of the revised offering materials, but in no event later than the business day before the date the securities are issued.

The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale:

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

EXHIBIT C-3

No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:

Any statement that the free writing prospectus will be superseded by the final prospectus.

Any disclaimer of responsibility or liability for, or any disclaimer of the accuracy or completeness of, the content of the free writing prospectus that would not be appropriate for a prospectus or registration statement. [For example, a disclaimer by any party of the accuracy of information for which that party has statutory liability would not be appropriate. However, factual statements regarding the role of any party in preparing, providing, approving or verifying any information may be made.]

Any statement requiring investors to read, or acknowledge they have read, any disclaimers or legends, the base prospectus or the registration statement.

Language stating that the free writing prospectus is not a prospectus or an offer to sell (other than such a statement as to jurisdictions in which such offer or sale is not permitted).

Any statement that the free writing prospectus is privileged or confidential, or that its use is otherwise restricted.

Any statement that the free writing prospectus does not contain all material information, or that it will be supplemented by the final prospectus.

Any statement that the free writing prospectus is subject to change without notice.

Any statement that the investment decision should be based on, or may only be made based on, the final prospectus or any other information that is delivered only after the time of the contract for sale of the securities.